Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]
October 25, 2024

AGNC Investment Corp.
7373 Wisconsin Ave, 22nd Floor
Bethesda, Maryland 20814

    Re:    AGNC Investment Corp. Common Stock At-the-Market Offering Program

Ladies and Gentlemen:

We have acted as special United States counsel to AGNC Investment Corp., a Delaware corporation (the “Company”), in connection with the Company’s sale of up to $1,500,000,000 aggregate offering price of shares (the “Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to (a) the Sales Agreement, dated October 12, 2023, by and between the Company and Goldman Sachs & Co. LLC (the “Original GS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Goldman Sachs & Co. LLC (the “First Amended GS Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Goldman Sachs & Co. LLC (the “Second Amended GS Sales Agreement”, and together with the Original GS Sales Agreement and the First Amended GS Sales Agreement, the “GS Sales Agreement”), (b) the Sales Agreement, dated October 12, 2023, by and between the Company and Barclays Capital Inc. (the “Original Barclays Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Barclays Capital Inc. (the “First Amended Barclays Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Barclays Capital Inc. (the “Second Amended Barclays Sales Agreement”) and together with the Original Barclays Sales Agreement and the First Amended Sales Agreement, the “Barclays Sales Agreement”), (c) the Sales Agreement, dated October 12, 2023, by and between the Company and BTIG, LLC (the “Original BTIG Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and BTIG, LLC (the “First Amended BTIG Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement,

AGNC Investment Corp.
October 25, 2024

dated October 25, 2024, by and between the Company and BTIG, LLC (the “Second Amended BTIG Sales Agreement” and together with the Original BTIG Sales Agreement and the First Amended BTIG Sales Agreement, the “BTIG Sales Agreement”), (d) the Sales Agreement, dated October 12, 2023, by and between the Company and Citigroup Global Markets Inc. (the “Original Citigroup Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Citigroup Global Markets Inc. (the “First Amended Citigroup Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated October 25, 2024, by and between the Company and Citigroup Global Markets Inc. (the “Second Amended Citigroup Sales Agreement” and together with the Original Citigroup Sales Agreement and the First Amended Citigroup Sales Agreement, the “Citigroup Sales Agreement”), (e) the Sales Agreement, dated October 12, 2023, by and between the Company and Citizens JMP Securities, LLC (the “Citizens Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Citizens JMP Securities, LLC (the “First Amended Citizens Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Citizens JMP Securities, LLC (the “Second Amended Citizes Sales Agreement” and together with the Original Citizens Sales Agreement and the First Amended Citizens Sales Agreement, the “Citizens Sales Agreement”), (f) the Sales Agreement, dated October 12, 2023, by and between the Company and J.P. Morgan Securities LLC (the “Original J.P. Morgan Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and J.P. Morgan Securities LLC (the “First Amended J.P. Morgan Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and J.P. Morgan Securities LLC (the “Second Amended J.P. Morgan Sales Agreement” and together with the Original J.P. Morgan Sales Agreement and the First Amended J.P. Morgan Sales Agreement, the “J.P. Morgan Sales Agreement”), (g) the Sales Agreement, dated October 12, 2023, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Original Keefe Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “First Amended Keefe Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Keefe, Bruyette & Woods, Inc. (the “Second Amended Keefe Sales Agreement” and together with the Original Keefe Sales Agreement and the First Amended Keefe Sales Agreement, the “Keefe Sales Agreement”), (h) the Sales Agreement, dated October 12, 2023, by and between the Company and Morgan Stanley & Co. LLC (the “Original MS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Morgan Stanley & Co. LLC (the “First Amended MS Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Morgan Stanley & Co. LLC (the “Second Amended MS Sales Agreement” and together with the Original MS Sales Agreement and the First Amended MS Sales Agreement, the “MS Sales Agreement”), (i) the Sales Agreement, dated October 12, 2023, by and between the Company and RBC Capital Markets, LLC (the “Original RBC Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and RBC

AGNC Investment Corp.
October 25, 2024

Capital Markets, LLC (the “First Amended RBC Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and RBC Capital Markets, LLC (the “Second Amended RBC Sales Agreement” and together with the Original RBC Sales Agreement and the First Amended RBC Sales Agreement, the “RBC Sales Agreement”), (j) the Sales Agreement, dated October 12, 2023, by and between the Company and UBS Securities LLC (the “Original UBS Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and UBS Securities LLC (the “First Amended UBS Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and UBS Securities LLC (the “Second Amended UBS Sales Agreement” and together with the Original UBS Sales Agreement and the First Amended UBS Sales Agreement, the “UBS Sales Agreement”), (k) the Sales Agreement, dated October 12, 2023, by and between the Company and Virtu Americas LLC (the “Original Virtu Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Virtu Americas LLC (the “First Amended Virtu Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Virtu Americas LLC (the “Second Amended Virtu Sales Agreement” and together with the Original Virtu Sales Agreement and the First Amended Virtu Sales Agreement, the “Virtu Sales Agreement”) and (l) the Sales Agreement, dated October 12, 2023, by and between the Company and Wells Fargo Securities, LLC (the “Original Wells Fargo Sales Agreement”), as amended by that certain Amendment No. 1 to Sales Agreement, dated as of May 9, 2024, by and between the Company and Wells Fargo Securities, LLC (the “First Amended Wells Fargo Sales Agreement”), and that certain Amendment No. 2 to Sales Agreement, dated as of October 25, 2024, by and between the Company and Wells Fargo Securities, LLC (the “Second Amended Wells Fargo Sales Agreement” and together with the Original Wells Fargo Sales Agreement and the First Amended Wells Fargo Sales Agreement, the “Wells Fargo Sales Agreement” and, together with the GS Sales Agreement, the Barclays Sales Agreement, the BTIG Sales Agreement, the Citigroup Sales Agreement, the Citizens Sales Agreement, the J.P. Morgan Sales Agreement, the Keefe Sales Agreement, the MS Sales Agreement, the RBC Sales Agreement, the UBS Sales Agreement and the Virtu Sales Agreement, the “Sales Agreements”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)    the registration statement on Form S-3ASR (File No. 333-279249) of the Company relating to the Securities and other securities of the Company filed on May 9, 2024, with the Securities and Exchange Commission (the “Commission”) under the Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

AGNC Investment Corp.
October 25, 2024

(b)    the prospectus, dated May 9, 2024 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)    the prospectus supplement, dated October 25, 2024 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)    executed copies of each of the Sales Agreements;

(e)    an executed copy of a certificate of Kenneth L. Pollack, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)    a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as amended and restated and in effect as of April 22, 2021 and as of the date hereof, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(h)    a copy of the Company’s Amended and Restated Bylaws, as amended and restated and in effect as of July 20, 2023 and as of the date hereof (the “Bylaws”), certified pursuant to the Secretary’s Certificate; and

(i)    copies of certain resolutions of the Board of Directors of the Company, adopted on September 13, 2023, April 18, 2024 and October 17, 2024, and copies of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on October 12, 2023, May 9, 2024 and October 25, 2024, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties set forth in the Sales Agreements.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and

AGNC Investment Corp.
October 25, 2024

representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Sales Agreements.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and sold in accordance with the Sales Agreements, will be validly issued, fully paid and nonassessable provided that the consideration therefor is not less than $0.01 per share.

In addition, in rendering the foregoing opinion we have assumed that:

(a)    the Company’s issuance of the Securities does not and will not (i) except to the extent expressly stated in the opinion contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b)    the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on October 28, 2024 and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Very truly yours,

AGNC Investment Corp.
October 25, 2024

    /s/ Skadden, Arps, Slate, Meagher & Flom LLP